Exhibit 99.01

Valero Energy Reports Third Quarter 2016 Results

•	Reported net income attributable to Valero stockholders of $613 million, or $1.33 per share.

•	Reported adjusted net income attributable to Valero stockholders of $571 million, or $1.24 per share.

•	Returned $778 million in cash to stockholders through dividends and stock buybacks, which equated to a payout ratio of 148 percent for the first nine months of the year.

•	Incurred $198 million of costs to meet biofuel blending obligations, primarily from the purchase of Renewable Identification Numbers (RINs) in the U.S.

•	Expect 2016 capital expenditures to be about $2.4 billion, $200 million lower than previous guidance.
SAN ANTONIO, October 25, 2016 - Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $613 million, or $1.33 per share, and adjusted net income attributable to Valero stockholders of $571 million, or $1.24 per share, for the third quarter of 2016 compared to net income attributable to Valero stockholders of $1.4 billion, or $2.79 per share, for the third quarter of 2015. Adjusted net income attributable to Valero stockholders for the third quarter of 2016 excludes an income tax benefit related to the disposition of the Aruba business of $42 million, or $0.09 per share. Reconciliations of actual to adjusted amounts are shown in the accompanying earnings release tables.

“Our operations ran well and generated $863 million of cash during the quarter despite a challenging earnings environment,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “Our team’s focus on safe, reliable, low-cost operations allowed us to deliver solid performance while executing major turnarounds at our Port Arthur and Ardmore refineries.”

“We exported 329,000 barrels per day (“BPD”) of diesel and gasoline combined during the third quarter,” said Gorder. “We were pleased to see strong refined product demand continue during the quarter and we expect consumer demand to remain healthy given low crude oil and refined product prices.”

Refining
The refining segment reported $990 million of operating income for the third quarter of 2016, compared to $2.3 billion of operating income for the third quarter of 2015. The decline was primarily attributable to weaker gasoline and distillate margins. Other factors included narrower discounts for most sweet and sour crude oils relative to the Brent benchmark and higher costs to meet our biofuel blending obligations (primarily from the purchase of RINs).

Biofuel blending costs were $198 million in the third quarter of 2016, which was $104 million higher than the third quarter of 2015. Valero continues to expect such costs to be between $750 million and $850 million for 2016.

Valero’s refineries achieved 95 percent throughput capacity utilization and averaged 2.9 million BPD of throughput volume in the third quarter of 2016, in line with the third quarter of 2015.

Ethanol
The ethanol segment reported $106 million of operating income for the third quarter of 2016, compared to $35 million of operating income for the third quarter of 2015. The increase was primarily due to lower corn prices. Ethanol production volumes averaged 3.8 million gallons per day in the third quarter of 2016, which was consistent with the third quarter of 2015. Valero expects ethanol demand to remain strong given high gasoline demand in the U.S. and significant ethanol exports. Record high corn production in the U.S. is also expected to keep corn prices low in the near term.

Corporate and Other
General and administrative expenses were $192 million in the third quarter of 2016 compared to $179 million in the third quarter of 2015. The effective tax rate of 18 percent in the third quarter of 2016 was lower than expected primarily due to the tax benefit on the disposition of the Aruba business noted earlier and the favorable settlement of an income tax audit.

Investing and Financing Activities
Capital investments totaled $453 million in the third quarter of 2016. Valero paid $276 million in dividends and purchased over 9.2 million shares of its common stock for $502 million, resulting in total cash returned to stockholders of $778 million in the third quarter of 2016. Valero also completed a $1.25 billion public offering of 3.4 percent senior notes in the third quarter of 2016. In early October, Valero repaid $950 million of senior notes due in 2017.

“In the third quarter, we continued to focus on improving capital efficiency, investing in our business, and growing Valero’s earnings power,” said Gorder. “Our team’s efforts in these areas allowed us to greatly exceed our total payout ratio target.”

Valero defines total payout ratio as the sum of dividends plus stock buybacks divided by adjusted net income from continuing operations attributable to Valero stockholders. For the first nine months of 2016, Valero delivered a total payout ratio of 148 percent.

Liquidity and Financial Position
Valero ended the third quarter of 2016 with $9.0 billion of total debt and $5.9 billion of cash and temporary cash investments, of which $35 million was held by Valero Energy Partners LP (NYSE: VLP, “VLP”). The debt to capital ratio, net of $2.0 billion in cash, was 25 percent. On a pro forma basis giving effect to the October debt redemption noted earlier, the debt to capital ratio was 22 percent.

Strategic Update
Valero expects 2016 capital investments, including turnarounds, catalyst, and joint venture investments, to be about $2.4 billion, which is slightly lower than previous guidance.

In September, Valero achieved its stated drop down target for 2016 with the sale of the previously announced Meraux and Three Rivers Terminal Services Business to VLP.

“We were pleased to see continued growth in VLP through drop downs and incremental organic projects at VLP,” said Gorder. “Logistics investments are an important part of our strategy to grow and optimize Valero’s supply chain.”

Also in September, the Board of Directors approved an incremental $2.5 billion share repurchase authorization, resulting in about $2.7 billion of repurchase authority available.

Conference Call
Valero’s senior management will hold a conference call at 11 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 10,000 people, and its assets include 15 petroleum refineries with a combined throughput capacity of approximately 3 million barrels per day, 11 ethanol plants with a combined production capacity of 1.4 billion gallons per year, a 50-megawatt wind farm, and renewable diesel production from a joint venture. Through subsidiaries, Valero owns the general partner of Valero Energy Partners LP (NYSE: VLP), a midstream master limited partnership. Approximately 7,500 outlets carry the Valero, Diamond Shamrock, Shamrock, and Beacon brands in the United States; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Valero Contacts
Investors:
John Locke, Vice President – Investor Relations, 210-345-3077
Karen Ngo, Manager – Investor Relations, 210-345-4574

Media:
Lillian Riojas, Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on

Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on Valero’s website at www.valero.com, and VLP’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on VLP’s website at www.valeroenergypartners.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share - assuming dilution, adjusted operating income, and gross margin. We have included these non-GAAP financial measures to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of these non-GAAP measures to their most directly comparable U.S. GAAP measures. In note (c) to earnings release tables, we disclose the reasons why we believe our use of the non-GAAP financial measures provides useful information.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(Millions of Dollars, Except Share and per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Statement of income data
Operating revenues	$19,649	$22,579	$54,947	$69,027
Costs and expenses:
Cost of sales (excluding the lower of cost or market inventory valuation adjustment)	17,033	18,677	47,660	58,234
Lower of cost or market inventory valuation adjustment (a)	—	—	(747)	—
Operating expenses	1,062	1,102	3,093	3,229
General and administrative expenses	192	179	507	504
Depreciation and amortization expense	470	482	1,426	1,348
Asset impairment loss (b)	—	—	56	—
Total costs and expenses	18,757	20,440	51,995	63,315
Operating income	892	2,139	2,952	5,712
Other income, net	12	3	35	35
Interest and debt expense, net of capitalized interest	(115)	(112)	(334)	(326)
Income before income tax expense	789	2,030	2,653	5,421
Income tax expense (b)	144	657	652	1,715
Net income	645	1,373	2,001	3,706
Less: Net income (loss) attributable to noncontrolling interests	32	(4)	79	14
Net income attributable to Valero Energy Corporation stockholders	$613	$1,377	$1,922	$3,692

Earnings per common share	$1.33	$2.79	$4.12	$7.31
Weighted-average common shares outstanding (in millions)	458	491	465	503

Earnings per common share – assuming dilution	$1.33	$2.79	$4.12	$7.30
Weighted-average common shares outstanding – assuming dilution (in millions)	460	494	467	506

Dividends per common share	$0.60	$0.40	$1.80	$1.20

See Notes to Earnings Release Tables on Table Page 13.

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(Millions of Dollars)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating income
Refining	$990	$2,295	$3,280	$6,097
Ethanol	106	35	214	155
Corporate	(204)	(191)	(542)	(540)
Total	$892	$2,139	$2,952	$5,712

Operating expenses
Refining	$955	$986	$2,788	$2,885
Ethanol	107	116	305	344
Total	$1,062	$1,102	$3,093	$3,229

Depreciation and amortization expense
Refining	$441	$455	$1,343	$1,280
Ethanol	17	15	48	32
Corporate	12	12	35	36
Total	$470	$482	$1,426	$1,348

See Notes to Earnings Release Tables on Table Page 13.

Table Page 2

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (c)
(Millions of Dollars, Except per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$613	$1,377	$1,922	$3,692
Exclude adjustments:
Lower of cost or market inventory valuation adjustment (a)	—	—	747	—
Income tax expense related to the lower of cost or market inventory valuation adjustment	—	—	(168)	—
Lower of cost or market inventory valuation adjustment, net of taxes	—	—	579	—
Asset impairment loss (b)	—	—	(56)	—
Income tax benefit on Aruba Disposition (b)	42	—	42	—
Total adjustments	42	—	565	—
Adjusted net income attributable to Valero Energy Corporation stockholders	$571	$1,377	$1,357	$3,692

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$1.33	$2.79	$4.12	$7.30
Exclude adjustments:
Lower of cost or market inventory valuation adjustment, net of taxes (a)	—	—	1.24	—
Asset impairment loss (b)	—	—	(0.12)	—
Income tax benefit on Aruba Disposition (b)	0.09	—	0.09	—
Total adjustments	0.09	—	1.21	—
Adjusted earnings per common share – assuming dilution	$1.24	$2.79	$2.91	$7.30

See Notes to Earnings Release Tables on Table Page 13.

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (c)
(Millions of Dollars)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of operating income to gross margin and reconciliation of operating income to adjusted operating income by segment
Refining segment
Operating income	$990	$2,295	$3,280	$6,097
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	—	(697)	—
Operating expenses	955	986	2,788	2,885
Depreciation and amortization expense	441	455	1,343	1,280
Asset impairment loss (b)	—	—	56	—
Gross margin	$2,386	$3,736	$6,770	$10,262

Operating income	$990	$2,295	$3,280	$6,097
Exclude:
Lower of cost or market inventory valuation adjustment (a)	—	—	697	—
Asset impairment loss (b)	—	—	(56)	—
Adjusted operating income	$990	$2,295	$2,639	$6,097

Ethanol segment
Operating income	$106	$35	$214	$155
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	—	(50)	—
Operating expenses	107	116	305	344
Depreciation and amortization expense	17	15	48	32
Gross margin	$230	$166	$517	$531

Operating income	$106	$35	$214	$155
Exclude: Lower of cost or market inventory valuation adjustment (a)	—	—	50	—
Adjusted operating income	$106	$35	$164	$155

See Notes to Earnings Release Tables on Table Page 13.

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (c)
(Millions of Dollars)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of operating income to gross margin and reconciliation of operating income to adjusted operating income by refining segment region (d)
U.S. Gulf Coast region
Operating income	$576	$1,038	$1,515	$2,996
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	—	(37)	—
Operating expenses	536	559	1,595	1,612
Depreciation and amortization expense	268	272	798	757
Asset impairment loss (b)	—	—	56	—
Gross margin	$1,380	$1,869	$3,927	$5,365

Operating income	$576	$1,038	$1,515	$2,996
Exclude:
Lower of cost or market inventory valuation adjustment (a)	—	—	37	—
Asset impairment loss (b)	—	—	(56)	—
Adjusted operating income	$576	$1,038	$1,534	$2,996

U.S. Mid-Continent region
Operating income	$166	$500	$386	$1,215
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	—	(9)	—
Operating expenses	158	152	443	448
Depreciation and amortization expense	64	73	202	205
Gross margin	$388	$725	$1,022	$1,868

Operating income	$166	$500	$386	$1,215
Exclude: Lower of cost or market inventory valuation adjustment (a)	—	—	9	—
Adjusted operating income	$166	$500	$377	$1,215

See Notes to Earnings Release Tables on Table Page 13.

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (c)
(Millions of Dollars)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of operating income to gross margin and reconciliation of operating income to adjusted operating income by refining segment region (d) (continued)
North Atlantic region
Operating income	$179	$415	$1,148	$1,167
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	—	(646)	—
Operating expenses	119	128	363	387
Depreciation and amortization expense	50	53	152	157
Gross margin	$348	$596	$1,017	$1,711

Operating income	$179	$415	$1,148	$1,167
Exclude: Lower of cost or market inventory valuation adjustment (a)	—	—	646	—
Adjusted operating income	$179	$415	$502	$1,167

U.S. West Coast region
Operating income	$69	$342	$231	$719
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	—	(5)	—
Operating expenses	142	147	387	438
Depreciation and amortization expense	59	57	191	161
Gross margin	$270	$546	$804	$1,318

Operating income	$69	$342	$231	$719
Exclude: Lower of cost or market inventory valuation adjustment (a)	—	—	5	—
Adjusted operating income	$69	$342	$226	$719

See Notes to Earnings Release Tables on Table Page 13.

Table Page 6

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(Millions of Dollars, Except per Barrel Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	394	398	401	425
Medium/light sour crude oil	520	416	519	421
Sweet crude oil	1,218	1,307	1,195	1,210
Residuals	282	292	281	273
Other feedstocks	166	119	157	142
Total feedstocks	2,580	2,532	2,553	2,471
Blendstocks and other	280	291	302	310
Total throughput volumes	2,860	2,823	2,855	2,781

Yields (thousand barrels per day)
Gasolines and blendstocks	1,401	1,386	1,396	1,357
Distillates	1,078	1,065	1,072	1,060
Other products (e)	426	406	425	402
Total yields	2,905	2,857	2,893	2,819

Refining segment operating statistics
Gross margin (c)	$2,386	$3,736	$6,770	$10,262
Adjusted operating income (c)	$990	$2,295	$2,639	$6,097
Throughput volumes (thousand barrels per day)	2,860	2,823	2,855	2,781

Throughput margin per barrel (f)	$9.07	$14.38	$8.65	$13.52
Operating costs per barrel:
Operating expenses	3.63	3.80	3.56	3.80
Depreciation and amortization expense	1.68	1.75	1.72	1.69
Total operating costs per barrel	5.31	5.55	5.28	5.49
Adjusted operating income per barrel (g)	$3.76	$8.83	$3.37	$8.03

See Notes to Earnings Release Tables on Table Page 13.

Table Page 7

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(Millions of Dollars, Except per Gallon Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Ethanol segment operating statistics
Gross margin (c)	$230	$166	$517	$531
Adjusted operating income (c)	$106	$35	$164	$155
Production volumes (thousand gallons per day)	3,815	3,853	3,794	3,808

Gross margin per gallon of production (f)	$0.66	$0.47	$0.50	$0.51
Operating costs per gallon of production:
Operating expenses	0.31	0.33	0.29	0.33
Depreciation and amortization expense	0.05	0.04	0.05	0.03
Total operating costs per gallon of production	0.36	0.37	0.34	0.36
Adjusted operating income per gallon of production (g)	$0.30	$0.10	$0.16	$0.15

See Notes to Earnings Release Tables on Table Page 13.

Table Page 8

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(Millions of Dollars, Except per Barrel Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Refining segment operating statistics by region (d)
U.S. Gulf Coast region
Gross margin (c)	$1,380	$1,869	$3,927	$5,365
Adjusted operating income (c)	$576	$1,038	$1,534	$2,996
Throughput volumes (thousand barrels per day)	1,663	1,571	1,654	1,570

Throughput margin per barrel (f)	$9.02	$12.93	$8.67	$12.52
Operating costs per barrel:
Operating expenses	3.50	3.87	3.52	3.76
Depreciation and amortization expense	1.75	1.88	1.76	1.77
Total operating costs per barrel	5.25	5.75	5.28	5.53
Adjusted operating income per barrel (g)	$3.77	$7.18	$3.39	$6.99

U.S. Mid-Continent region
Gross margin (c)	$388	$725	$1,022	$1,868
Adjusted operating income (c)	$166	$500	$377	$1,215
Throughput volumes (thousand barrels per day)	443	470	453	446

Throughput margin per barrel (f)	$9.52	$16.74	$8.23	$15.33
Operating costs per barrel:
Operating expenses	3.89	3.51	3.57	3.68
Depreciation and amortization expense	1.54	1.68	1.62	1.68
Total operating costs per barrel	5.43	5.19	5.19	5.36
Adjusted operating income per barrel (g)	$4.09	$11.55	$3.04	$9.97

See Notes to Earnings Release Tables on Table Page 13.

Table Page 9

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(Millions of Dollars, Except per Barrel Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Refining segment operating statistics by region (d) (continued)
North Atlantic region
Gross margin (c)	$348	$596	$1,017	$1,711
Adjusted operating income (c)	$179	$415	$502	$1,167
Throughput volumes (thousand barrels per day)	489	507	482	492

Throughput margin per barrel (f)	$7.74	$12.78	$7.69	$12.74
Operating costs per barrel:
Operating expenses	2.65	2.76	2.75	2.88
Depreciation and amortization expense	1.12	1.13	1.15	1.17
Total operating costs per barrel	3.77	3.89	3.90	4.05
Adjusted operating income per barrel (g)	$3.97	$8.89	$3.79	$8.69

U.S. West Coast region
Gross margin (c)	$270	$546	$804	$1,318
Adjusted operating income (c)	$69	$342	$226	$719
Throughput volumes (thousand barrels per day)	265	275	266	273

Throughput margin per barrel (f)	$11.02	$21.61	$11.04	$17.70
Operating costs per barrel:
Operating expenses	5.78	5.79	5.31	5.88
Depreciation and amortization expense	2.43	2.28	2.63	2.17
Total operating costs per barrel	8.21	8.07	7.94	8.05
Adjusted operating income per barrel (g)	$2.81	$13.54	$3.10	$9.65

See Notes to Earnings Release Tables on Table Page 13.

Table Page 10

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Feedstocks (dollars per barrel)
Brent crude oil	$46.91	$51.13	$43.00	$56.59
Brent less West Texas Intermediate (WTI) crude oil	2.03	4.73	1.80	5.66
Brent less Alaska North Slope (ANS) crude oil	2.13	(0.31)	1.35	0.58
Brent less Louisiana Light Sweet (LLS) crude oil (h)	0.38	0.97	0.02	1.28
Brent less Argus Sour Crude Index (ASCI) crude oil (i)	5.16	5.93	5.18	5.51
Brent less Maya crude oil	7.88	8.48	8.73	9.24
LLS crude oil (h)	46.53	50.16	42.98	55.31
LLS less ASCI crude oil (h) (i)	4.78	4.96	5.16	4.23
LLS less Maya crude oil (h)	7.50	7.51	8.71	7.96
WTI crude oil	44.88	46.40	41.20	50.93

Natural gas (dollars per million British Thermal Units)	2.80	2.72	2.27	2.73

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
CBOB gasoline less Brent	9.69	12.40	9.54	10.95
Ultra-low-sulfur diesel less Brent	10.63	12.13	9.34	13.76
Propylene less Brent	(2.76)	(13.85)	(5.65)	(3.95)
CBOB gasoline less LLS (h)	10.07	13.37	9.56	12.23
Ultra-low-sulfur diesel less LLS (h)	11.01	13.10	9.36	15.04
Propylene less LLS (h)	(2.38)	(12.88)	(5.63)	(2.67)
U.S. Mid-Continent:
CBOB gasoline less WTI	14.15	22.71	12.64	19.09
Ultra-low-sulfur diesel less WTI	15.36	20.36	12.70	20.36
North Atlantic:
CBOB gasoline less Brent	11.12	16.28	12.02	13.49
Ultra-low-sulfur diesel less Brent	11.52	14.54	10.74	17.59
U.S. West Coast:
CARBOB 87 gasoline less ANS	17.68	31.59	18.86	27.21
CARB diesel less ANS	14.83	14.84	13.58	17.39
CARBOB 87 gasoline less WTI	17.58	36.63	19.31	32.29
CARB diesel less WTI	14.73	19.88	14.03	22.47
New York Harbor corn crush (dollars per gallon)	0.35	0.20	0.24	0.22

See Notes to Earnings Release Tables on Table Page 13.

Table Page 11

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(Millions of Dollars)
(Unaudited)

			September 30, 2016	December 31, 2015
Balance sheet data
Current assets			$16,878	$14,898
Cash and temporary cash investments ($35 and $81, respectively, held by Valero Energy Partners LP) included in current assets			5,949	4,114
Inventories included in current assets			5,979	5,898
Current liabilities			8,224	6,994
Current portion of debt and capital lease obligations included in current liabilities			1,064	127
Debt and capital lease obligations, less current portion			7,888	7,208
Total debt and capital lease obligations			8,952	7,335
Valero Energy Corporation stockholders’ equity			20,339	20,527

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash flow data
Net cash provided by operating activities	$863	$1,362	$3,822	$5,124

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Valero Energy Partners LP
Weighted-average limited partner units outstanding (in millions)
Common units - public (basic and diluted)	22	17	22	17
Common units - Valero (basic and diluted)	32	13	21	13
Subordinated units - Valero (basic and diluted)	13	29	23	29
Distributions declared
Limited partner units - public	$8	$5	$24	$15
Limited partner units - Valero	18	14	49	38
General partner units - Valero	6	1	14	3
Total distribution declared	$32	$20	$87	$56

See Notes to Earnings Release Tables on Table Page 13.

Table Page 12

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE TABLES

(a)
In accordance with United States (U.S.) generally accepted accounting principles (GAAP), we are required to state our inventories at the lower of cost or market. When the market price of our inventory falls below cost, we record a lower of cost or market inventory valuation adjustment to write down the value to market. In subsequent periods, the value of our inventory is reassessed and a lower of cost or market inventory valuation adjustment is recorded to reflect the net change in the inventory valuation reserve between periods. As of September 30, 2016, the market price of our inventory was above cost; therefore, we did not have a lower of cost or market inventory valuation reserve as of that date. During the nine months ended September 30, 2016, we recorded a change in our inventory valuation reserve that was established on December 31, 2015, resulting in a noncash benefit of $697 million and $50 million attributable to our refining segment and ethanol segment, respectively.

(b)
Effective October 1, 2016, we (i) transferred ownership of all of our assets in Aruba, other than certain hydrocarbon inventories and working capital, to Refineria di Aruba N.V. (RDA), an entity wholly-owned by the Government of Aruba (GOA), (ii) settled our obligations under various agreements with the GOA, including agreements that required us to dismantle our leasehold improvements under certain conditions, and (iii) sold the working capital of our Aruba operations, including hydrocarbon inventories, to the GOA, CITGO Aruba Refining N.V. (CAR), and CITGO Petroleum Corporation (together with CAR and certain other affiliates, collectively, CITGO). We refer to this transaction as the “Aruba Disposition.”

In June 2016, we recognized an asset impairment loss of $56 million representing all of the remaining carrying value of the long-lived assets of our crude oil and refined products terminal and transshipment facility in Aruba (collectively, the Aruba Terminal). We recognized the impairment loss at that time because we concluded that it was more likely than not that we would ultimately transfer ownership of these assets to the GOA as a result of agreements entered into in June 2016 between the GOA and CITGO for the GOA’s lease of those assets to CITGO.

In September 2016 and in connection with the Aruba Disposition, our U.S. subsidiaries cancelled all outstanding debt obligations owed to them by our Aruba subsidiaries, which resulted in the recognition by us of an income tax benefit in the U.S. of $42 million during the three and nine months ended September 30, 2016. We had no income tax effect in Aruba from the cancellation of debt or other effects of the Aruba Disposition because of net operating loss carryforwards associated with our operations in Aruba against which we had previously recorded a full valuation allowance. There was no other significant effect to our results of operations or cash flows from the Aruba Disposition during the three and nine months ended September 30, 2016.

(c)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes the utility of these measures.

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the lower of cost or market inventory valuation adjustment, its related income tax effect, the asset impairment loss, and the income tax benefit on the Aruba Disposition.

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted average shares outstanding in the applicable period, assuming dilution.

◦	Gross margin is defined as operating income excluding the lower of cost or market inventory valuation adjustment, operating expenses, depreciation and amortization expense, and asset impairment loss.

◦	Adjusted operating income is defined as operating income excluding the lower of cost or market inventory valuation adjustment and asset impairment loss.

Table Page 13

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE TABLES (Continued)

(d)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(e)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(f)
Throughput margin per barrel represents gross margin (defined in (c) above) for our refining segment or refining regions divided by the respective throughput volumes. Gross margin per gallon of production represents gross margin (defined in (c) above) for our ethanol segment divided by production volumes. Throughput and production volumes are calculated by multiplying throughput and production volumes per day (as provided in the accompanying tables) by the number of days in the applicable period.

(g)
Adjusted operating income per barrel represents adjusted operating income (defined in (c) above) for our refining segment or refining regions divided by the respective throughput volumes. Adjusted operating income per gallon of production represents adjusted operating income (defined in (c) above) for our ethanol segment divided by production volumes. Throughput and production volumes are calculated by multiplying throughput and production volumes per day (as provided in the accompanying tables) by the number of days in the applicable period.

(h)
Average market reference prices for LLS crude oil, along with price differentials between the price of LLS crude oil and other types of crude oils are reflected without adjusting for the impact of the futures pricing for the corresponding delivery month. Therefore, the prices reported reflect the prompt month pricing only, without an adjustment for futures pricing (known in industry as the Calendar Month Average (CMA) “roll” adjustment). We previously had provided average market reference prices that included the CMA “roll” adjustment. Accordingly, the average market reference price for LLS crude oil and price differentials for LLS crude oil for the three and nine months ended September 30, 2015 have been adjusted to conform to the current presentation.

(i)
Average market reference price differentials to Mars crude oil have been replaced by average market reference price differentials to Argus Sour Crude Index (ASCI) crude oil. Mars crude oil is one of the three grades of sour crude oil used to create ASCI crude oil, and therefore, ASCI crude oil is a more comprehensive price marker for medium sour crude oil. Accordingly, the price differentials for ASCI crude oil for the three and nine months ended September 30, 2015 are included to conform to the current presentation.

Table Page 14